CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Series Fund of our report dated February 20, 2026, relating to the financial statements and financial highlights of PSF Global Portfolio, PSF PGIM 50/50 Balanced Portfolio, PSF PGIM Ballast Portfolio, PSF PGIM Flexible Managed Portfolio, PSF PGIM Government Money Market Portfolio, PSF PGIM High Yield Bond Portfolio, PSF PGIM Jennison Blend Portfolio, PSF PGIM Jennison Growth Portfolio, PSF PGIM Jennison Value Portfolio, PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio, PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio, PSF PGIM Total Return Bond Portfolio, PSF Small-Cap Stock Index Portfolio and PSF Stock Index Portfolio, which appears in The Prudential Series Fund’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 14, 2026